EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

SCBT, N.A. (Orangeburg, South Carolina)

SCBT Capital Trust I

SCBT Capital Trust II

SCBT Capital Trust III

TSB Statutory Trust I